EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report which is dated March 19, 2010 (except for Notes 14, 18, 20, 22, 23 and 24 which are dated May 28, 2010 and Notes 1, 2, 8 and 12, which are dated September 21, 2010) relating to the consolidated financial statements of One Bio Corp.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Jewett, Schwartz, Wolfe & Associates

Jewett, Schwartz, Wolfe & Associates
Hollywood, Florida
November 10, 2010